UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 5, 2008

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K (the "Current Report") furnished to the Securities and Exchange Commission on February 4, 2008, solely for the purpose of making changes to the press release issued by Selective Insurance Group, Inc. (the "Company") and furnished as Exhibit 99.1 (the "Press Release") to the Current Report.  The Company issued a correction to the Press Release to clarify the after-tax catastrophe loss per share in the Company's 2008 guidance.  A copy of the corrected press release is attached as Exhibit 99.1.  For the convenience of the reader, the Company is refilling the entire Current Report.  No modifications have been made to the Current Report other than as described above.

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On February 4, 2008, Selective Insurance Group, Inc. (the “Company”) issued a press release announcing results for the fourth quarter ended December 31, 2007 and for the year ended December 31, 2007. The press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 to this Report on Form 8-K.

Section 5 – Corporate Governance and Management
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Approval of Forms of Restricted Stock Unit Agreements

On January 30, 2008, the Company’s Salary and Employee Benefits Committee (the “SEB Committee”) approved performance based and non-performance based forms of Restricted Stock Unit (“RSU”) Agreements under the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Each vested RSU is generally settled by the transfer to the recipient of one share of common stock of the Company (“Common Stock”) as soon as administratively practicable after the vesting date, but in no event later than the end of the calendar year in which the vesting date falls.  The recipient shall also be entitled to receive the fair market value of that number of shares of Common Stock that would have been payable had the aggregate dividends paid with respect to a share of Common Stock during the period commencing on the date of grant of the RSU and terminating on the date on which the recipient is entitled to settlement of such RSU been immediately reinvested in Common Stock on the dividend payment date.  All such dividend equivalents shall be subject to the same vesting and forfeiture requirements as apply to the RSUs, and shall be paid to the recipient in shares of Common Stock (with any fractional shares paid in cash) in accordance with, and at the same time as, settlement of the vested RSUs to which they are related.  Generally, recipients whose employment with the Company or a subsidiary of the Company terminates prior to the applicable vesting date will forfeit their unvested RSUs, unless the termination is the result of the recipient’s death or total disability or occurs after the recipient has attained early or normal retirement age under the Retirement Income Plan for Selective Insurance Company of America (“Early Vesting Recipients”).

Under the form of non-performance based RSU Agreement, in the case of Early Vesting Recipients, settlement of RSUs will occur as soon as administratively practicable following the recipient’s “separation from service,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder (together, “Section 409A”), from the Company and its subsidiaries (“Separation from Service”), but in no event later than the end of the calendar year in which the Separation from Service occurs.  Settlement of RSUs for Early Vesting Recipients who are “specified employees” of the Company, as defined in Section 409A, at the time of their Separation from Service are subject to a six month delay, as required by Section 409A.

The form of performance-based RSU Agreement provides for the grant of RSUs, settlement of which is subject to both (i) attainment of certain performance goals, as determined by the SEB Committee at the time of the grant and set forth in the RSU Agreement, and (ii) continued employment with the Company or any of its subsidiaries through the vesting date set forth in the applicable agreement (except in the case of Early Vesting Recipients or as otherwise determined by the SEB Committee).  Except in the case of recipients whose death occurs prior to the applicable vesting date, settlement of performance-based awards shall be made as soon as administratively practicable after the vesting date, but in no event later than the end of the calendar year in which the vesting date falls.

The foregoing descriptions of the forms of RSU Agreements are qualified in their entirety by reference to the copies of the forms of agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Selective Insurance Group, Inc. 2005 Omnibus Stock Plan Restricted Stock Unit Agreement
	10.2	Form of Selective Insurance Group, Inc. 2005 Omnibus Stock Plan Restricted Stock Unit Agreement
	99.1	Press Release of Selective Insurance Group, Inc. dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: February 5, 2008	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President, General Counsel
& Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Selective Insurance Group, Inc. 2005 Omnibus Stock Plan Restricted Stock Unit Agreement
10.2	Form of Selective Insurance Group, Inc. 2005 Omnibus Stock Plan Restricted Stock Unit Agreement
99.1	Press Release of Selective Insurance Group, Inc. dated February 4, 2008